UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 3/31/2011

Kraton Performance Polymers, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34581

Delaware	20-0411521
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 31, 2011, Kraton Performance Polymers, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, BofA Merrill Lynch, Morgan Stanley& Co. Incorporated, Oppenheimer & Co. Inc. and Goldman, Sachs & Co., as representatives of the several underwriters named therein (the “Underwriters”), and affiliates of TPG Capital, L.P. and J.P. Morgan Partners, LLC, as selling stockholders (the “Selling Stockholders”), relating to an underwritten public offering of 9,988,072 shares of its common stock held by the Selling Stockholders at a public offering price of $37.75 per share. After deducting the underwriting discount and commissions, the Selling Stockholders will receive $360,082,480.69 in aggregate net proceeds. The Company will not receive any proceeds from the offering, and the total number of shares of common stock outstanding will not change as a result of this offering. The offering is expected to close on April 6, 2011, subject to the satisfaction of customary closing conditions. Upon completion of the offering, the Selling Stockholders will no longer own any shares of the Company’s common stock.

The offering was made pursuant to a preliminary prospectus supplement dated March 29, 2011 and the accompanying prospectus dated March 7, 2011, pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-172639) filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 7, 2011. The final prospectus supplement dated March 31, 2011 and the accompanying prospectus dated March 7, 2011 were filed with the SEC on April 1, 2011.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Selling Stockholders, customary conditions to closing, indemnification obligations of the Company, the Selling Stockholders and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

The following exhibits are filed with this Current Report pursuant to Item 8.01.

(d) Exhibits

1.1 Underwriting Agreement dated March 31, 2011 among the Company, the Underwriters and the Selling Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Performance Polymers, Inc.

Date: April 4, 2011	By:	/S/ STEPHEN E. TREMBLAY
Stephen E. Tremblay
Vice President and CFO